EX-99.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group Global & International Funds of our report dated January 28, 2025, relating to the financial statements and financial highlights of Macquarie Emerging Markets Fund (effective December 1, 2025, renamed Nomura Emerging Markets Fund), which appears in Delaware Group Global & International Funds’ Certified Shareholder Report on Form N-CSR for the year ended November 30, 2024.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2026